                                                                  Exhibit 3.1(i)

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        -------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "T.HOUSE & COMPANY, LTD.", CHANGING ITS NAME FROM "T.HOUSE & COMPANY, LTD." TO "TEAM LABS SYSTEMS GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2000, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                  [SECRETARY'S OFFICE 1793 DELAWARE 1855 SEAL]

                                                 /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 0635573
                                                  DATE: 08-23-00

2236742 8100
001425667

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 02:00 PM 08/22/2000



             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                                                                       Filed by:

                            T. HOUSE & COMPANY, LTD.
                         ------------------------------
                              Name of Corporation

     We the undersigned                  EMILY MABANA, President
                         -------------------------------------------------------
                                       President or Vice President

     CLAUDINE O. MONTENEGRO,       Secretary of     T. HOUSE & COMPANY, LTD.
----------------------------------              --------------------------------
 Secretary or Assistant Secretary                     Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 8th of August, 2000, adopted a resolution to amend the original articles as follows:

     RESOLVED: That the Certificate of Incorporation be amended as it relates to Article First, to read, in full, as follows:

          FIRST:    The Name of the Corporation is

                         TEAM LABS SYSTEMS GROUP, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,499,032; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this 21st day of August, 2000 at Los Angeles, California.



                                        /s/ EMILY MABANA
                                        ---------------------------------------
                                        EMILY MABANA
                                        President



                                        /s/ CLAUDINE O. MONTENEGRO
                                        ---------------------------------------
                                        CLAUDINE O. MONTENEGRO
                                        Secretary